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                                  EXHIBIT 5.1

                                 July 12, 1996

Medaphis Corporation
Suite 300
2700 Cumberland Parkway
Atlanta, Georgia  30339

         Re: Form S-3 Registration Statement relating to 750,000 shares of Common Stock, par value $.01 per share, of Medaphis Corporation

Ladies and Gentlemen:

     We have acted as counsel for Medaphis Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement of Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time of up to 750,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, by certain stockholders of the Company (the "Selling Stockholders").

     As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

     Based upon the foregoing, we are of the opinion that:

           (i) The Company is a corporation incorporated and validly existing in good standing under the laws of the State of Delaware; and

           (ii) The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                     Very truly yours,


                                     /s/ King & Spalding
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                                     KING & SPALDING